As filed with the Securities and Exchange Commission on August 24, 2018

  Registration No. 333-224497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

NewBridge Global Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8748 (Primary Standard Industrial Classification Code Number)	84-1089377 (I.R.S. Employer Identification No.)

NewBridge Global Ventures, Inc. 626 East 1820 North Orem, UT 84097 801-362-2115	Action Stock Transfer Corporation 2469 East Fort Union Boulevard, Suite 214 Salt Lake City, Utah 84121 (801) 274-1088
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
J. Martin Tate, Esq.

Lance Lehnhof, Esq.

Carman Lehnhof Israelsen, LP

299 S. Main Street, Suite 1300

Salt Lake City, UT 84111

(801) 534-4435

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholder identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-224497

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☑

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224497), initially filed by the Registrant on July 12, 2018 and declared effective by the Securities and Exchange Commission on July 20, 2018. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to 462(b) for the sole purpose of amending the Selling Stockholder Table found in the Registration Statement to correct the holdings of certain shareholders. This Post-Effective Amendment No. 1 does not change the number of shares being registered or otherwise modify any provision of Part I or Part II of the Registration Statement other than supplementing the Selling Stockholder Table in Part I as set forth below to correct the names of the shareholders holding such shares.

Selling Stockholder Table

Name(1)	Securities Beneficially Owned Prior to Offering	Securities Being Offered	Securities Beneficially Owned After Offering (2)	% Beneficial Ownership After Offering(3)
Brian Mertz (4)(5)	8,333	8,333	0	0%
Mikael Nygaard (4)	200	200	0	0%
Glenn Vestergaard(4)	200	200	0	0%
Martin H. Clausen(4)	200	200	0	0%
Ole Dormann(4)	200	200	0	0%
Kenneth S. Jakobsen (4)	200	200	0	0%
Line D. Hansen(4)	200	200	0	0%
Peter Holvad(4)	200	200	0	0%
Rafal Jakubowski (4)	200	200	0	0%
Bernadino B. Coque (4)	200	200	0	0%
Stefan Dall (4)	200	200	0	0%
LF Investments ApS (6)	71,667	71,667	0	0%
Hans Kjaer Holding A/S (6)	47,824	47,824	0	0%
Mikkel Kessler (7)	9,669	9,669	0	0%
Mads Wissing(7)	9,669	9,669	0	0%
Chunmeilin Holdings (7)	4,834	4,834	0	0%
Jan Bech Andersen(7)(8)	24,172	24,172	0	0%
Bernardino B. Coque (9)	186	186	0	0%
Brent Ostergaard(9)	4,769	4,769	0	0%
LF Investments(9)	23,844	23,844	0	0%
Brian Palm Svaneeng Mertz(4)(5)(9)	2,384	2,384	0	0%
Memp ApS(9)	19,167	19,167	0	0%
Stig Jensen(9)	4,769	4,769	0	0%
Rune Egholm E426 ApS(9)	477	477	0	0%
Kaj Pedersen(9)	477	477	0	0%

Hugo Svaneeng Holding ApS (9)	4,769	4,769	0	0%
Buhlras ApS(9)	2,400	2,400	0	0%
Jan Bech (8)(9)	23,844	23,844	0	0%
Nicholas Almskov(9)	473	473	0	0%
Fre-Ka ApS(9)	2,867	2,867	0	0%
P.E. Holding Holbaek ApS(9)	4,667	4,667	0	0%
Mad Frederiksen (4)	1,087	1,087	0	0%
Morten Krarup (4)	725	725	0	0%
Morten Nedgaard Albaek (4)	725	725	0	0%
Ole Sigetty (4)	725	725	0	0%
Soren Jonassen (4)	725	725	0	0%
Nicolai Grue Nymark (4)	725	725	0	0%
Ole Sigetty (4)	2,138	2,138	0	0%
Soren Jonassen (4)	1,034	1,034	0	0%
Mads Frederiksen (4)	8,197	8,197	0	0%
Kodiak Capital Group, LLC (10)	161,290	161,290	0	0%
Mads Frederiksen (4)	8,197	8,197	0	0%
Voluntas Advisory (4)	12,295	12,295	0	0%
Anette Norgaard (4)	4,781	4,781	0	0%
Kristoffer Ewald (4)	4,781	4,781	0	0%
Allan J. Vestergaard (4)	24,590	24,590	0	0%
Jorgen Buhl Rasmussen (4)	8,197	8,197	0	0%
Ole Sigetty (4)	8,197	8,197	0	0%
Brian Palm Svaneeng Mertz (5)	154,161	154,161	0	0%
Voluntas Advisory (4)	29,500	29,500	0	0%
MEMP ApS (10)	1,214,333	1,214,333	0	0%
Jon Martin Tate (4)(15)	32,258	32,258	0	0%
Brian Palm Svaneeng Mertz (11)	129,032	129,032	0	0%

Zat Invest (11)	268,800	268,800	0	0%
Hans Kjaer Holding (11)	268,800	268,800	0	0%
Jorn P. Jensen (10)	4,098	4,098	0	0%
Scott A Cox (4)(13)	1,100,000	1,100,000	0	0%
Mark Mersman (4)(12)	1,100,000	1,100,000	0	0%
GHS Investments, LLC (14)	1,850,000	1,850,000	0	0%
Morten Haugaard (6)	62,500	62,500	0	0%
Michael Hollman (6)	62,500	62,500	0	0%
Frank D. Berry (6)	50,000	50,000	0	0%
Donald C. Strein Jr.(6)	62,500	62,500	0	0%
St. John Family Living Trust, Gary and Sherri St. John (6)	30,000	30,000	0	0%
Colorado National Bank, FBO Jeffrey Watkins (6)	33,750	33,750	0	0%
Go Fund, LLC (16)	800,000	800,000	0	0%
Michell Lilly-Hester (17)	100,000	100,000	0	0%
Katherine Hill (17)	100,000	100,000	0	0%
Verde Mountain Fund, LLC (17)	335,000	335,000	0	0%
Donald and Janece Cox, JWROS (17)	200,000	200,000	0	0%
Mark T. Mersman (12)(17)	200,000	200,000	0	0%
Gregory Smith, MD, Inc. (17)	200,000	200,000	0	0%
WorkMed Consulting, LLC (17)	100,000	100,000	0	0%
Susan Marie Mersman (17)	100,000	100,000	0	0%
Tomas Garlock (17)	400,000	400,000	0	0%
William Petruski (17)	145,000	145,000	0	0%
Erica Rene Herbert (17)	55,000	55,000	0	0%
Verhulp Family Trust (17)	20,000	20,000	0	0%
Racine Development (17)	45,000	45,000	0	0%

(1)The address of the security holder is the Company’s address

(2)Assumes that all of the shares offered hereby are resold and that shares owned before the offering but not offered hereby are not sold

(3)Based on 9,851,439 shares of our common stock as of June 19, 2018.  Although we may at our discretion elect to sell and issue to GHS up to an aggregate amount of $1 million of our common stock under the Purchase Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(4)Granted as compensation for services

(5)Former Chief Executive Officer and Director

(6)Shares issued in private placement

(7)Shares issued pursuant to conversion of convertible debt on May 9, 2017

(8)Shares deemed beneficially owned by Morten Albaek, member of the Board of Directors

(9)Shares issued pursuant to private placement in December 2016

(10)Shares issued pursuant to conversion or settlement of debt obligations.

(11)Shares issued in private placement.

(12)Chief Executive Officer

(13)President

(14)Assumes issuance of the maximum 1,500,000 shares being registered hereby.

(15)Secretary

(16)  Issued pursuant to a Consulting and Registration Rights Agreement dated June 18, 2018

(17) Member of Elevated Portfolio Holdings, LLC.  Distributed shares in connection with liquidation of Elevated Portfolio Holdings, Inc. prior to filing Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 24, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.

By:	/s/ Mark Mersman	By:	/s/ Robert Bench
	Mark Mersman		Robert Bench
	Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Mersman and Robert Bench or their respective true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on August 24, 2018.

Signature	Title	Date

/s/ Mark Mersman	Chief Executive Officer and Director	August 24, 2018
Mark Mersman	(Principal Executive Officer)

/s/ Robert Bench	Chief Financial Officer	August 24, 2018
Robert Bench	(Principal Accounting Officer)

/s/ Ellen Gee	Director	August 24, 2018
Scott Cox

/s/ Sam Mac	Director	August 24, 2018
Sam Mac

/s/ Eric Tran	Director	August 24, 2018
Eric Tran
/s/ Ole Sigetty	Director	August 24, 2018
Ole Sigetty